EXHIBIT 10.2

SECURITY AGREEMENT

1.           Grant. On this 27th day of September, 2011, Blacksands Petroleum, Inc., a Nevada corporation with its principal place of business at 800 Bering, Suite 250 (hereinafter called "Debtor"), for valuable consideration, receipt whereof is acknowledged, grants to Silver Bullet Property Holdings SDN BHD, with its principal place of business at Unit PL 01, Plaza Level, No. 45, Block A, Medan Setia 1, Plaza Damansara, Damansara Heights, 50490 Kuala Lumpur, Malaysia (hereinafter called "Secured Party") a security interest in, and mortgages to Secured Party, the following described property and interests in property of Debtor (hereinafter called the "Collateral"):

All Oil and Gas Mineral Leases and rights thereto owned by Debtor, as of the date hereof, covering lands  located in T-4N, Block 31, TNPRR Co. Survey, Borden County, Texas.

This Security Agreement only covers the contractual interests and rights Debtor owns in and to those certain leases as of the date hereof and any additional contractual interests or rights acquired or obtained through the Joint Operating Agreement or otherwise shall not be covered.

to secure payment of the following obligations of Debtor to Secured Party (all hereinafter called the "Obligations"):

(i) All obligations and liabilities of Debtor to Secured Party (including without limitation all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, in accordance with the Allonge to Promissory Note dated September 27, 2011 (the “Promissory Note”). A copy of the Promissory Note is available and located at the offices of Debtor and the Secured Party.

2.           Warranties and Covenants of Debtor.  Debtor warrants and covenants that:

(a)           Except for the security interest granted hereby, Debtor is the owner of the Collateral free from any adverse lien, security interest or encumbrance; and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

(b)           The Debtor shall immediately notify the Secured Party in writing of any change in name, address, identity or corporate structure from that shown in this Agreement and shall also upon demand furnish to the Secured Party such further information and shall execute and deliver to Secured Party such financing statements and other documents in form satisfactory to Secured Party and shall do all such acts and things as Secured Party may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Obligations, subject to no adverse liens or encumbrances; and Debtor will pay the cost of filing the same or filing or recording this agreement in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable.  A carbon, photographic or other reproduction of this agreement is sufficient as a financing statement.

(c)           Debtor will not sell, assign, pledge, lease or otherwise transfer or encumber the Collateral or any interest therein, without the prior written consent of Secured Party.

(d)           Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance and in good order and repair, shall not waste or destroy the Collateral or any part thereof, and shall not use the Collateral in violation of any statute, ordinance or policy of insurance thereon.

(e)           Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Agreement or upon any note or notes evidencing the Obligations.

3.           Events of Default.  Debtor shall be in default under this agreement upon the occurrence of any of the following events or conditions, namely: (a) default in the payment or performance of any of the Obligations or of any covenants or liabilities contained or referred to herein or in any of the Obligations; (b) sale or encumbrance to or any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon; (c) dissolution, termination of existence, filing by Debtor or by any third party against Debtor of any petition under any Federal bankruptcy statute, insolvency, business failure, appointment of a receiver of any part of the property of, or assignment for the benefit of creditors by, Debtor; or (d) the occurrence of an event of default in the Allonge to Promissory Note executed and effective September 27, 2011.

4.           Remedies.  UPON DEFAULT AND AT ANY TIME THEREAFTER, SECURED PARTY MAY DECLARE ALL OBLIGATIONS SECURED HEREBY IMMEDIATELY DUE AND PAYABLE AND SHALL HAVE THE REMEDIES OF A SECURED PARTY UNDER THE UNIFORM COMMERCIAL CODE OF Texas, subject to the provisions herein, including without limitation the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose may, so far as Debtor can give authority therefor, with or without judicial process, enter (if this can be done without breach of the peace), upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom (provided that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the Uniform Commercial Code of Illinois); and the Secured Party shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to Debtor's right of redemption in satisfaction of the Debtor's Obligations as provided in the Uniform Commercial Code of Texas.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor at least 60 days' notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Debtor shown at the beginning of this agreement at least 60 days before the time of the sale or disposition.  Secured Party may buy at any public sale.  The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorney's fees and legal expenses incurred by Secured Party, shall be applied in satisfaction of the Obligations secured hereby.  The Secured Party will account to the Debtor for any surplus realized on such disposition and the Debtor shall remain liable for any deficiency.

The remedies of the Secured Party hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the Uniform Commercial Code of Texas shall not be construed as a waiver of any of the other remedies of the Secured Party so long as any part of the Debtor's Obligation remains unsatisfied.

5.           General.  No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion.  All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of Debtor shall bind its successors or assigns.  If there be more than one Debtor, their obligations hereunder shall be joint and several.  This agreement shall become effective when it is signed by Debtor.

All rights of the Secured Party in, to and under this agreement and in and to the Collateral shall pass to and may be exercised by any assignee thereof.  The Debtor agrees that if the Secured Party gives notice to the Debtor of an assignment of said rights, upon such notice the liability of the Debtor to the assignee shall be immediate and absolute.

However, notwithstanding anything hereto to the contrary, Debtor shall have 90 days from its receipt of Notice of Default from Secured Party to cure the Default.

Debtor does not waive hereby any right of action to the extent that waiver thereof is expressly made unenforceable under applicable law.

If any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

	Secured Party:		Debtor: Blacksands Petroleum, Inc.

By:	/s/ DAVID DAWES	By:	/s/ DAVID DEMARCO
	David Dawes, Director		David De Marco, President